Exhibit 3.142

FILING FEE: $125.00 K.K.
RECEIPT #C 30936
HARRAH’S
[STAMP]	P.O. BOX 10 RENO, NEVADA 89520

ARTICLES OF INCORPORATION

OF

HARRAH’S ILLINOIS CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned to hereby associate themselves into a corporation, under and by virtue of the Nevada Revised Statutes, Title 7, Chapter 78, as amended, and do hereby certify and adopt the following Articles of Incorporation:

ARTICLE I

The name of the corporation is Harrah’s Illinois Corporation.

ARTICLE II

The name and address of the Resident Agent and the address of the Registered Office is as follows:

Patricia Becker

206 North Virginia Street

P.O. Box 10

Reno, Nevada 89501

ARTICLE III

The amount of authorized capital stock of this corporation is 100 shares with no par value.

ARTICLE IV

Members of the governing board shall be known as “Directors”, and the number thereof shall be not less than one (1) nor more than three (3), the exact number to be fixed by a Resolution of the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time.

ARTICLE V

The names and addresses of the first Board of Directors of the corporation, which are three (3), are as follows:

Patricia Becker

P.O. Box 10

Reno, Nevada 89520

Michael D. Rose

1023 Cherry Road

Memphis, Tennessee 38117

Philip G. Satre

1023 Cherry Road

Memphis, Tennessee 38117

ARTICLE VI

The names and addresses of the incorporators signing these Articles of Incorporation are as follows:

Patricia Becker

P.O. Box 10

Reno, Nevada 89520

Michael D. Rose

1023 Cherry Road

Memphis, Tennessee 38117

Philip G. Satre

1023 Cherry Road

Memphis, Tennessee 38117

IN WITNESS WHEREOF, we have hereunto set our hands and executed these Articles of Incorporation this 16th day of December, 1991.

/s/ Patricia Becker
Patricia Becker

/s/ Michael L. Rose
Michael L. Rose

/s/ Philip G. Satre
Philip G. Satre

[STAMP]